Exhibit 99.3

Dear Former Stockholder of Ultratech, Inc.,

The acquisition of Ultratech, Inc. by Veeco Instruments Inc. became effective on                          , 2017, through a merger of a wholly owned subsidiary of Veeco with and into Ultratech (the “merger”). As a result of the merger, each outstanding share of Ultratech common stock held by you has been converted into the right to receive an amount equal to (a) $21.75 in cash, without interest, (b) 0.2675 of a share of the common stock of Veeco, par value $0.01 per share and (c) cash in lieu of any fractional shares of Veeco common stock.

Whether your shares of Ultratech common stock are certificated or held in book-entry form, please complete the enclosed Letter of Transmittal and return your completed Letter of Transmittal to American Stock Transfer & Trust Company, LLC (“AST”), the exchange agent for the transaction, as soon as possible, and, if your shares of Ultratech common stock are certificated, include your stock certificate(s), in accordance with the instructions in the enclosed Letter of Transmittal.

Please ensure that you read the Letter of Transmittal carefully, follow all instructions therein, and fully and accurately complete and execute the Letter of Transmittal. The failure to do so may result in a delay of payment of merger consideration to which you may be entitled in respect of the shares of Ultratech common stock previously held by you. When you return the completed Letter of Transmittal (along with your Ultratech common stock certificates, if any), we recommend that you send it by certified or registered mail, properly insured, with return receipt requested.

If you have any questions regarding the exchange, please feel free to contact AST at 877-248- 6417 (toll-free in the United States) or 718-921-8317.

We thank you for your cooperation in facilitating this transaction.

Sincerely,

Veeco Instruments Inc.

Cusip Company No. Job No. Account No. LETTER OF TRANSMITTAL FOR ULTRATECH, INC. 877-248-6417 (toll free) or 718-921-8317 www.astfinancial.com info@astfinancial.com WHERE TO FORWARD YOUR TRANSMITTAL The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by American Stock Transfer & Trust Company, LLC (“AST”). By hand, express mail, courier, American Stock Transfer & Trust Company, LLC By mail: American Stock Transfer & Trust Company, LLC Operations Center, Attn: Reorganization Department P.O. Box 2042, New York, New York 10272-2042 or other expedited service: Operations Center, Attn: Reorganization Department 6201 15th Avenue, Brooklyn, New York 11219 A ACCOUNT REGISTRATION: back of this form. You do not need to sign the back of the certificates. Shares held in Book-entry and Plan form are un-certificated and need not be submitted (although this Letter of Transmittal must still be completed). To detach, please cut on the dotted line below If you wish to open a brokerage account and transfer your shares you can do this through AST Investor Services, an affiliate of American Stock Transfer. AST Investor Services is a participant in the DRS profile system. To learn more, please visit www.astinvestor.com or contact an AST Investor Services Customer Service Representative via email at customerservice@astinvestor.com. Please check the following box if you would like an AST Investor Services Representative to contact you. Shareholder name(s) appear(s) in the account registration. If all no endorsements of certificates or separate stock other acting in a fiduciary or representative capacity, it satisfactory to AST, must be submitted. ETHIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS Each registered owner must sign here exactly as the registered owners have signed this Letter of Transmittal, powers are required. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or must be so indicated and proper evidence of authority, THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN. SIGNATURE: SIGNATURE: DATE: Telephone number (required): Email address: D SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION Other: from FATCA reporting code (if any): NOTE: The new owner must sign the Substitute Form W-9. Failure to complete this form will result in backup withholdings per IRS regulations. If the new account is to be registered to Joint Tenants, use the Taxpayer Identification Number (TIN) of the first owner named on the account. If you are not a U.S. citizen or do not have a Social Security Number, please use the appropriate Form W-8. To obtain the appropriate form, please visit the IRS’ website at http://apps.irs.gov/app/picklist/list/formsPublications.html. M Place Medallion Stamp Here (If Required) Check the appropriate box: Individual/Sole ProprietorC Corporation S CorporationPartnership Limited Liability Company: Trust/Estate Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership) Exempt Payee Exempt Payee code or Exemption Taxpayer Identification Number (TIN) Enter your TIN in the box. The TIN provided must match your name to avoid backup withholding. For Individuals, this is your Social Security Number. Certification Under penalties of perjury, I certify that: (1) the number shown on this form is my correct U.S. Taxpayer Identification Number; (2) I am a U.S. citizen; and (3) I am not subject to withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS notified me that I am not subject to withholding; and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. SIGNATURE: DATE: BCERTIFICATE INFORMATION: Certificate No(s).Number of Shares TOTAL CERTIFICATED SHARES CCertificated Shares: NOTE: PLEASE REFER TO THE BACK OF THIS FORM FOR ADDITIONAL IMPORTANT INFORMATION AND INSTRUCTIONS ON COMPLETING THIS LETTER OF TRANSMITTAL Book-Entry Shares: Plan Shares: Certificated Shares Presented Total Shares: You must submit your original certificates with this Letter of Transmittal. If you are not in possession of your certificates, please see Instruction B on the Shares from other certificates held:

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

❶ THIS SECTION CONTAINS YOUR CURRENT NAME AND ADDRESS AS THEY ARE REFLECTED ON OUR RECORDS. IF YOU NOW RESIDE AT A DIFFERENT ADDRESS, PLEASE FILL OUT BOX 7, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED FOR AN ADDRESS CHANGE.

❷ THIS SECTION INDICATES THE CERTIFICATE NUMBERS AND RESPECTIVE AMOUNT OF SHARES AS THEY ARE REFLECTED ON OUR RECORDS. IF THE CERTIFICATES IN YOUR POSSESSION HAVE DIFFERENT CERTIFICATE NUMBERS, PLEASE CONTACT OUR SHAREHOLDER SERVICES UNIT **AT 718-921-8317 OR TOLL-FREE AT 877-248-6417** TO CONFIRM THE LEGITIMACY OF YOUR CERTIFICATES PRIOR TO REMITTING THE TRANSMITTAL MATERIAL. IF YOU ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR STOCK CERTIFICATES, YOU MUST WRITE TO AST AT THE ADDRESS ON THE REVERSE SIDE OR REPORT THE LOSS BY ACCESSING YOUR ACCOUNT AT **HTTP://WWW.ASTFINANCIAL.COM**. YOU WILL BE REQUIRED TO SUBMIT THE NECESSARY FORMS AND A CHECK FOR THE POSTING OF A SURETY BOND, THE DETAILS OF WHICH WILL BE PROVIDED BY AST. PLEASE NOTE THAT THIS FORM STILL MUST BE COMPLETED AND REMITTED ALONG WITH YOUR REPLACEMENT FORMS, BOND FEE, AND ANY ADDITIONAL CERTIFICATES THAT MAY BE IN YOUR POSSESSION.

❸ THIS SECTION SHOWS THE TOTAL AMOUNT OF SHARES OWNED BY YOU.

❹ CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR ENTITLEMENT PROCEEDS. **YOU MUST FILL OUT, SIGN, AND DATE THIS SUBSTITUTE FORM W-9 (OR SUBMIT A FORM W-8, AS APPLICABLE), OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE REJECTED AND SENT BACK TO YOU.** ***TO OBTAIN THE APPROPRIATE FORM W-8, PLEASE VISIT THE IRS' WEBSITE AT http://apps.irs.gov/app/picklist/list/formsPublications.html.***

❺ **THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE REJECTED AND SENT BACK TO YOU.**

❻ THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE ISSUED IN ANOTHER NAME. **A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED** (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

❼ THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN THE "ACCOUNT REGISTRATION" SECTION AND THIS IS NOT A PERMANENT ADDRESS CHANGE. **A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED** (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

❻ SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in the "Account Registration" section on the reverse side of this form. **Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment.** You may obtain such forms by contacting AST at the number listed on the reverse side or by accessing *www.irs.gov*.

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:

NAME: ______________________________

Address: ______________________________

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____

SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT:

❼ SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown above.

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

MAIL TO:

NAME: ______________________________

Address: ______________________________

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____

☐ PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS

(SEE INSTRUCTION 1)

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by AST or the issuer and such determination shall be final and binding. AST or the issuer reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing **https://www.astfinancial.com/knowledge-center/forms** or by contacting American Stock Transfer & Trust Company, LLC at the numbers listed above.

If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this Letter of Transmittal. AST reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

▼ To detach, please cut on the dotted line below ▼